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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 1998, incorporated by reference in the Proxy Statement of Cliffs Drilling Company and made a part of the Registration
Statement (Form S-4 No. 333-       ) and related Prospectus of R&B Falcon
Corporation for the registration of 28,212,564 shares of its common stock, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas
September 14, 1998